SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2010
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On June 2, 2010, Waste Management, Inc. issued a press release announcing that its President and Chief Operating Officer Lawrence O’Donnell, III will be leaving the Company to pursue chief executive officer opportunities. The Company’s CEO David Steiner has assumed the role of President effective immediately. Mr. O’Donnell will remain employed by the Company through June 30, 2010 to assure an orderly transition of his former duties to Mr. Steiner.
     In connection with the foregoing, the Company entered into an employment termination agreement with Mr. O’Donnell (the “Separation Agreement”) setting forth the terms of his separation from the Company. Under the Separation Agreement, Mr. O’Donnell’s departure from the Company will be treated as a termination without cause by the Company, entitling him to the payments, compensation and benefits set forth in Section 6(e) of his employment agreement dated January 21, 2000 with the Company, as amended.
     The Separation Agreement is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety. A copy of the press release announcing this executive officer change is filed as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number

10.1	Agreement for Termination of Employment dated June 1, 2010 between Waste Management, Inc. and Lawrence O’Donnell, III
99.1	Press release dated June 2, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: June 2, 2010	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Agreement for Termination of Employment dated June 1, 2010, between Waste Management, Inc. and Lawrence O’Donnell III
99.1	Press release dated June 2, 2010